UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2026

Eagle Materials Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-12984	75-2520779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Berkshire Ln., Suite 900 Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 432-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EXP	New York Stock Exchange
Common Stock, $0.01 par value	EXP	NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Information responsive to Item 5.02(b):

On May 15, 2026, William R. Devlin, Senior Vice President, Chief Accounting Officer and Controller of Eagle Materials Inc. (the “Company”), notified the Company of his decision to retire from his position effective as of June 1, 2026. He has served the Company in this capacity for over 20 years. Mr. Devlin will remain with the Company in an advisory capacity for a transition period of approximately two to three months.

As a part of the Company’s succession planning process, Samuel M. Guzman Jr. will become Senior Vice President, Chief Accounting Officer and Controller of the Company, effective as of June 1, 2026. Mr. Guzman is currently the Company’s Vice President - Financial Reporting, a role he has held since July 2025. Prior to joining the Company, Mr. Guzman was Vice President and Chief Accounting Officer of Beacon Roofing Supply, Inc. from 2020 to 2025, and Vice President and Chief Accounting Officer of Liquidity Services, Inc. from 2018 to 2020. Mr. Guzman began his career at Deloitte & Touche, he is a Certified Public Accountant, and he holds a B.S. in Accounting from Virginia Commonwealth University.

Information responsive to Item 5.02(e):

On May 15, 2026, the Compensation Committee approved the Eagle Materials Inc. Salaried Incentive Compensation Program (“Eagle Plan”), a copy of which is attached to this Report as Exhibit 10.1 and incorporated herein by reference. Under the terms of the Eagle Plan, a pool of 1.2% of the Company’s operating earnings for fiscal 2027 will be available to pay annual bonuses to participating officers, subject to reduction based on individual performance in fiscal 2027 and the following limitations: (i) if the Company’s operating earnings for fiscal 2027 are less than 50% of budget, then no funds will be available for the corporate bonus pool; and (ii) none of the participants in the program will be able to receive a bonus payment in excess of three times (3X) such participant’s annual base salary. The Compensation Committee also determined the applicable percentage of the bonus pool available for payment of the fiscal 2027 annual incentive bonus to the named executive officers participating in the Eagle Plan (Michael R. Haack, President and Chief Executive Officer, 33.0%; D. Craig Kesler, Executive Vice President - Finance and Administration and Chief Financial Officer, 16.0%; and Matt Newby, Executive Vice President, General Counsel and Secretary, 11.0%).

The Compensation Committee also approved the Eagle Materials Inc. Business Unit Salaried Incentive Compensation Program (“Business Unit Plan”), a copy of which is attached to this Report as Exhibit 10.2 and incorporated herein by reference. Under the terms of the Business Unit Plan, a pool of each of the Company’s participating business unit’s EBITDA will be available to pay annual bonuses to participating officers, subject to reduction based on individual performance in fiscal 2027 and the following limitations: (i) if the participating business unit’s EBITDA for fiscal 2027 is less than 50% of budget, then no funds will be available for that business unit’s pool; and (ii) none of the participants in the program will be able to receive a bonus payment in excess of two times (2X) such participant’s annual base salary. For fiscal 2027, the Compensation Committee set the EBITDA percentage for American Gypsum at 2.00% (“AG Pool”), and for the consolidated cement subsidiaries, at 1.90%, as adjusted with respect to our 50% owned cement joint venture (“Cement Pool”). The Compensation Committee also determined the maximum bonus potential for the named executive officers participating in the Business Unit Plan: Eric Cribbs, President of American Gypsum Company LLC, 8.5% of the AG Pool (subject to a Committee-imposed cap of $450,000); and Tony Thompson, Senior Vice President, Cement East, 4.75% of the Cement Pool (subject to a Committee-imposed cap of $400,000).

The Compensation Committee also approved the Eagle Materials Inc. Special Situation Program (the “SSP”), a copy of which is attached to this Report as Exhibit 10.3 and incorporated herein by reference. Under the terms of the SSP, a pool of 0.2% of the Company’s EBITDA for fiscal 2027, plus any portions of bonus pools under the Eagle Plan, the Business Unit Plan and the business unit long-term compensation plan not paid out or earned, are available to pay annual bonuses to participating employees from the SSP.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Eagle Materials Inc. Salaried Incentive Compensation Program

10.2	Eagle Materials Inc. Business Unit Salaried Incentive Compensation Program

10.3	Eagle Materials Inc. Special Situation Program

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ Matt Newby Matt Newby Executive Vice President, General Counsel and Secretary

Date: May 21, 2026